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                                                                       Exhibit 5

                                    April 9, 1998

Covenant Transport, Inc.
400 Birmingham Highway
Chattanooga, TN  37419

     RE:  Registration Statement on Form S-3
          4,000,000 Shares of Class A Common Stock

Ladies and Gentlemen:

     Scudder Law Firm, P.C. has served as legal counsel to Covenant Transport, Inc., a Nevada corporation (the "Company"), in the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 dated April 9, 1998. Such Registration Statement was filed pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder for the registration of 4,000,000 shares of Class A Common Stock of the Company (4,600,000 shares if the underwriters' over-allotment option is exercised in full) to be sold as follows: 2,080,000 shares (plus the entire over-allotment option) by the Company, 920,000 shares by David R. and Jacqueline F. Parker and 1,000,000 shares by Clyde M. Fuller.

     In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate.

     Based upon the foregoing, it is our opinion that the Company's shares of Class A Common Stock, when sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

     The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement and the use of its name in the Registration Statement under the caption of the prospectus entitled "Legal Matters" and elsewhere it may appear.

                                        Very truly yours,

                                        SCUDDER LAW FIRM, P.C.


                                        By: /s/ Mark A. Scudder
                                           ----------------------------
                                            Mark A. Scudder, Principal